EXHIBIT 23.9


                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated January 16, 1996 for Nashville Vault Company, Ltd. included in the Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on May 13, 1997, and to all references to our Firm incorporated by reference in this Form S-4 and into Iron Mountain Inc.'s previously filed Registration Statements on Form S-8 File No. 333-24803 and No. 333-33191.



                                                  /s/ Geo. S. Olive & Co. LLC

                                                  GEO. S. OLIVE & CO. LLC

Indianapolis, Indiana
November 24, 1997